UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2009

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2009, Energy Composites Corporation increased its board of directors by two seats and appointed Timothy Sherlock and James Miller to serve as directors.

Timothy Sherlock.  Mr. Sherlock has significant experience implementing planning, accounting, and internal controls for public and private entrepreneurial growth-oriented technology companies.  Since February 2009, Mr. Sherlock has served and continues to serve as Chief Financial Officer of GeoAnalytics, Inc., a provider of spatial analytics solutions in Madison, Wisconsin.  From September 2007 to January 2009, he held the CFO position at On-Course Learning.  From April 2001 to September 2007, Mr. Sherlock held various positions with ARI Network Services Inc., including CFO, Treasurer, and Vice President of Operations.  Prior to 2001, Mr. Sherlock served as CFO for Catalyst International Inc. and Renaissance Learning, Inc.  Mr. Sherlock has been a Certified Public Accountant since 1986.  He graduated from the University of St. Thomas with a Bachelors degree in Business in 1980.  Mr. Sherlock is a member of both the American Institute of Certified Public Accountants and of Financial Executives International.

James F. Miller.  Since January 2005, Mr. Miller has been and is currently President and a member of the Board of Intervistas Consulting, LLC (formerly Innova Aviation Consulting, LLC), an international management consulting and transaction advisory firm with offices in the United States, Canada and the Netherlands.  Prior to joining Intervistas, Mr. Miller was a Senior Partner and Member of the Management Committee of the PA Consulting Group from October 2000 to December 2004, an international management consulting firm based in London.  Prior to joining PA, Mr. Miller was a Senior Vice President and Executive Officer of Hager Bailly (HBIX), Manager of Marketing and International Affairs for the Metropolitan Washington Airports Authority, Investment Principal at Minshall & Co., President of Aviation Advisors Inc., and he served in various positions with the City of Tulsa, Tulsa Airports Trust including Deputy Director of Aviation and Chief Financial Officer.  Mr. Miller has served on the Board of the JFKIAT, LLC, the developer of a $1.2 billion redevelopment of T4 at JFK International Airport.  Mr. Miller is a principal and Board member of Tadpole Group, LLC and manages its various investments in intellectual property and new emerging technologies.  In addition, Mr. Miller serves on the board of directors of IPBB, Inc., an intellectual property company based in Canada.  Mr. Miller has been the lead advisor to Amsterdam Airport Schiphol, American Express and T-Mobile.  Mr. Miller received his Juris Doctorate from the University of Tulsa in 1983, his Masters in Economics from West Virginia University in 1979, and his Bachelors degree in Economics from West Virginia University in 1978.

Mr. Miller contributed $100,000 to ECC Investment Partners, LLC.  ECC Investment Partners, LLC purchased convertible debentures from Energy Composites Corporation and currently owns 744,596 shares of common stock and 730,000 warrants to purchase common stock for $5.00 per share.  Mr. Miller also seperately owns 10,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
September 4, 2009	By: /s/ Samuel W. Fairchild
Samuel W. Fairchild
Chief Financial Officer